EXHIBIT 4.1

Ministry of Finance	Mailing Address: PO BOX 9431 Stn Prov Govt. Victoria BC V8W 9V3	Location: 2nd Floor - 940 Blanshard St. Victoria BC
BC Registry Services	www.corporateonline.gov.bc.ca	250 356-8626

CERTIFIED COPY Of a Document filed with the Province of British Columbia Registrar of Companies
Notice of Articles BUSINESS CORPORATIONS ACT	RON TOWNSHEND June 4, 2009

NOTICE OF ARTICLES

Name of Company: ANGIOTECH PHARMACEUTICALS, INC.

REGISTERED OFFICE INFORMATION

Mailing Address: 1200 WATERFRONT CENTRE 200 BURRARD STREET P.O. BOX 48600 VANCOUVER BC V7X 1T2 CANADA	Delivery Address: 1200 WATERFRONT CENTRE 200 BURRARD STREET VANCOUVER BC V6C 3L6 CANADA

RECORDS OFFICE INFORMATION

Mailing Address: 1200 WATERFRONT CENTRE 200 BURRARD STREET P.O. BOX 48600 VANCOUVER BC V7X 1T2 CANADA	Delivery Address: 1200 WATERFRONT CENTRE 200 BURRARD STREET VANCOUVER BC V6C 3L6 CANADA

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DIRECTOR INFORMATION

Last Name, First Name, Middle Name: HUNTER, WILLIAM L.

Mailing Address: 1618 STATION STREET VANCOUVER BC V6A 1B6 CANADA	Delivery Address: 1618 STATION STREET VANCOUVER BC V6A 1B6 CANADA

Last Name, First Name, Middle Name: BROWN, EDWARD MONTGOMERY

Mailing Address: 3365 CLAY STREET SAN FRANCISCO CA 94118 UNITED STATES	Delivery Address: 3365 CLAY STREET SAN FRANCISCO CA 94118 UNITED STATES

Last Name, First Name, Middle Name: McKinnell, Henry Alexander

Mailing Address: 2720 MARSH HAWK JACKSON WY 83001 UNITED STATES	Delivery Address: 2720 MARSH HAWK JACKSON WY 83001 UNITED STATES

Last Name, First Name, Middle Name: WILLMS, ARTHUR H.

Mailing Address: 1002 - 1328 MARINASIDE CRESCENT VANCOUVER BC V6Z 3B3 CANADA	Delivery Address: 1002 - 1328 MARINASIDE CRESCENT VANCOUVER BC V6Z 3B3 CANADA

Last Name, First Name, Middle Name: Brege, Laura A.

Mailing Address: 2100 POWELL STREET 12TH FLOOR EMERYVILLE CA 94608 UNITED STATES	Delivery Address: 2100 POWELL STREET 12TH FLOOR EMERYVILLE CA 94608 UNITED STATES

Last Name, First Name, Middle Name: HOWARD, DAVID T.

Mailing Address: 3-215 EAST KEITH ROAD NORTH VANCOUVER BC V7L 1V4 CANADA	Delivery Address: 3-215 EAST KEITH ROAD NORTH VANCOUVER BC V7L 1V4 CANADA

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AUTHORIZED SHARE STRUCTURE

1. 200,000,000	COMMON Shares	Without Par Value

With Special Rights or Restrictions attached

2. 50,000,000	CLASS I PREFERENCE Shares	Without Par Value

With Special Rights or Restrictions attached

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